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                                   EX - 99.2


                           MASTER SERVICER REPORT FOR
                      AUTO ONE SECURITIZATION CORPORATION
            AUTOMOBILE LOAN ASSET-BACKED CERTIFICATES, SERIES 1995-A


DETERMINATION DATE:               April 30, 1996 through December 31, 1996

DISTRIBUTION DATE:                1995 Year-end Aggregate


A.   DEPOSITS TO COLLECTION ACCOUNT

     1.   Payments on Contracts, including late payment fees and
          extension fees                                                                      $19,263,503.08

     2.   Insurance Proceeds and Liquidation Proceeds (net of
          restorations and repairs and amounts or retained for
          reimbursement of Liquidation Expenses or Insured Expenses)                            7,244,577.91

     3.   Amounts received from Transferor (including for the first
          Distribution Date amounts deposited pursuant to 2.01 (b))                                     0.00

     TOTAL DEPOSITS TO COLLECTION ACCOUNT FROM LOCKBOX ACCOUNT                                 26,508,080.99

B.   PAYMENTS TO MASTER SERVICER AND TRANSFEROR

     1.   To Master Servicer or Subservicer amounts deposited in error in
          Collection Account or Certificate Account                                                     0.00

     2.   To Master Servicer - Excessive Insurance & Liquidation proceeds                               0.00

     3.   To Transferor - Collections on Contracts retransferred per
          Section 2.02, 2.03 or 9.01                                                                    0.00

     4.   To Transferor - Late payment fees                                                        33,386.09

     5.   From Excess Amount Available (Section 4.01 (iii)) (Maximum
          amounts subject to availability of funds)                                                     0.00

          a.   Reimburse Master Servicer for out-of-pocket expenses per
               Sections 3.08 and 10.01                                                                  0.00

          b.   Reimburse Master Servicer for expenses incurred per
               Section 6.03                                                                             0.00
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
          c.   Reimburse Transferor for expenses incurred per Section
               6.03 (to the extent known by Master Servicer)                                            0.00

C.   DISTRIBUTION AMOUNT

     1.   Principal portion of each payment received during the preceding
          Due Period that was due on or after the related Cut-off Date                          7,443,173.56

     2.   Principal Prepayments in Full received during the preceding Due
          Period (other than the principal portion of any such Principal
          Prepayments in Full due under the related Contracts prior to
          their respective Cut-off Dates)                                                       4,134,861.14

     3.   Outstanding Principal Balance of Defaulted Contract as to which
          Insurance Proceeds or Liquidation Proceeds were received or the
          Gross Loss Amount was withdrawn from the Loss Reserve Account during the Due Period, Outstanding Principal Balance of
          Defaulted Contracts as to which no Insurance Proceeds or
          Liquidation Proceeds were received and as to which otherwise became a Defaulted Contract during the Due Period and the
          Outstanding Principal Balance of each Contract retransferred to
          the Transferor in connection with the termination of the Trust                        6,983,807.62

D.   TOTAL TRANSFERS FROM COLLECTION ACCOUNT TO REVOLVING ACCOUNT DURING DUE
     PERIOD [INCLUDED ONLY FOR REPORTS RELATING TO REVOLVING PERIOD]                           18,561,842.32

E.   DEEMED PRINCIPAL COLLECTION AMOUNT [INCLUDED ONLY FOR REPORTS RELATING
     TO REVOLVING PERIOD]

     1.   Outstanding Principal Balance of each Contract required to be
          retransferred to the Transferor during the Due Period                                   990,264.38

     2.   Outstanding Principal Balance of Defaulted Contracts as to
          which no Insurance Proceeds or Liquidation Proceeds were
          received and as to which the Gross Loss Amount was not
          withdrawn from the Loss Reserve Account but which otherwise
          became a Defaulted Contract during the Due Period                                             0.00

F.   POOL OUTSTANDING PRINCIPAL BALANCE AS OF THE END OF THE MONTH                             59,357,845.99
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
G.   DELINQUENT CONTRACTS

     1.   Number of Delinquent Contracts                                                                 218

     2.   Aggregate Outstanding Principal Balance of Delinquent Contracts                       2,373,720.00

H.   DEFAULTED CONTRACTS

     1. List for each Defaulted Contract date of default, the date the Liquidation Proceeds were received or Gross Loss Amount was withdrawn form the Loss Reserved Account and the amount thereof. Report information each month until Liquidation or Insurance Proceeds are received or Gross Loss Amount is withdrawn from the Loss Reserve Account.

     2.   Aggregate amount of interest collected on Contracts for Due
          Period                                                                                  876,969.09



                                        Auto One Acceptance Corporation,
                                             as Master Servicer



                                        By:  Ron Kincheloe
                                           ------------------------------------

                                        Date: 8/12/96
                                             ----------------------------------




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